UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

GLOBAL INDEMNITY GROUP, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34809	85-2619578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 S. French Street Suite 105
Wilmington, Delaware		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (302) 691-6276

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 26, 2026, Bruce Lederman resigned as a Fox Paine Designated Director from the Board of Directors (the “Board”) of Global Indemnity Group, LLC. As of the date of his retirement from the Board, Mr. Lederman was the Chair of the Company’s Enterprise Risk Management ("ERM") Committee and a member of the Company's Audit and Conflicts Committees.

Also effective October 26, 2026, Jessica E. Buss was appointed by Fox Paine as a Designated Director to the Board and to serve as a member of the Audit, Conflicts and Nominating, Compensation and Governance Committees of the Board. Ms. Buss was also appointed as Chair of the ERM Committee. Ms. Buss will serve as a director for a term beginning on October 26, 2026 continuing until December 31, 2026.

Ms. Buss is a party to an agreement with the Class B Majority Shareholder pursuant to which she became a director and is not subject to election by the Company’s stockholders. Other than as described herein, there are no arrangements or understandings between Ms. Buss and any other person pursuant to which Ms. Buss was selected as a director of the Company.

Ms. Buss is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. As a director, Ms. Buss will be subject to the non-executive director compensation plan as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2026. Ms. Buss will not be party to any other material plan, contract or arrangement or any grant or award under any such plan, contract or arrangement in connection with her appointment and in addition, Ms. Buss does not have any family relationship with any director or executive officer of the Company.

All capitalized terms defined above shall have the meaning ascribed to them in that certain Third Amended and Restated Limited Liability Company Agreement, dated January 16, 2025, as amended (the “LLCA”). The LLCA was previously filed as an exhibit to the Company’s Form 10-K, filed with the SEC on March 10, 2026.

Item 7.01 Regulation FD Disclosure.

On October 27, 2026, the Company issued a news release with respect to the retirement of Mr. Lederman and the appointment of Ms. Buss to the Board, a copy of which is furnished with this Current Report on Form 8-K (Current Report) as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release of Global Indemnity Group, LLC (Furnished solely for purposes of Item 7.01 of this Current Report on Form 8-K).

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

Date: October 30, 2026	By:	/s/ Jo Cheeseman

Name: Jo Cheeseman
Title: Vice President & Corporate Secretary